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                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

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
NAME                                                      JURISDICTION OF INCORPORATION
----                                                      -----------------------------
Brocade Communications Systems Proprietary Ltd.           Australia
Brocade Communications Systems FSC Inc.                   Barbados
Brocade Communications Canada Corp.                       Canada
Brocade Communications Systems China HK Ltd.              China
Brocade Communications France S.A.S.                      France
Brocade Communications Germany GmbH                       Germany
Brocade Communications HK Ltd.                            Hong Kong
Brocade Communications Systems K.K.                       Japan
Brocade Communications Systems Korea                      Korea
Brocade Communications Luxembourg SarL                    Luxembourg
Brocade Communications Systems Singapore Pte. Ltd.        Singapore
Brocade Communications Switzerland SarL                   Switzerland
Brocade Communications UK Ltd.                            United Kingdom